EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Orphan Medical, Inc. 1994 Stock Option Plan of our report dated January 31, 1997, with respect to the financial statements of Orphan Medical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996.


                                              /s/ Ernst & Young LLP


Minneapolis, Minnesota
June 12, 1997